Exhibit 99

FOR IMMEDIATE RELEASE
CONTACT:  Debbie Koopman
          (630) 769-2596
          Debbie_Koopman@spgl.com

THE SPIEGEL GROUP ANNOUNCES DELAY IN FILING ITS FORM 10-K FOR 2002

DOWNERS GROVE, Ill. - March 31, 2003 - Spiegel, Inc. today announced that the filing of its Form 10-K for its fiscal year ended December 28, 2002 (the "2002 Form 10-K") with the Securities and Exchange Commission (the "SEC") has been delayed. The company's outside auditors, KPMG LLP recently advised the company that they would not be able to provide the company with an audit opinion that would enable the company to file its 2002 Form 10-K in accordance with the SEC's rules and regulations until they have had an opportunity to review and consider the report of the independent examiner (the "Independent Examiner") appointed under the terms of the partial final judgment consented to by the company and entered against the company on March 18, 2003, and as amended on March 27, 2003 (the "SEC Judgment"). KPMG also advised the company that, similarly, they would not be able to complete their review of any of the company's 2003 quarterly financial statements until they have reviewed and considered the Independent Examiner's report. As a result, Spiegel will be unable to file its 2002 Form 10-K and one or more Form 10-Qs in compliance with SEC filing requirements.

As previously reported, the SEC Judgment, among other things, requires the company to file timely reports with the SEC and provides for the appointment of the Independent Examiner by the court to review the company's financial records since January 1, 2000 and to provide a report to the court and other parties within 120 days, discussing the company's financial condition and identifying any material accounting irregularities. The company has worked diligently to complete its 2002 Form 10-K, which was due to be filed with the SEC on March 28, 2003.
KPMG began work on the fiscal year 2002 audit in late 2002. At the time the company consented to the original SEC Judgment, the company did not know that the terms of the SEC Judgment would cause an impediment to the filing of its 2002 Form 10-K or subsequent Form 10-Qs.

The company understands that KPMG believes that, assuming any issues identified in the Independent Examiner's report are of a type that can be quickly addressed, KPMG could be in a position to issue their audit report on the company's 2002 financial statements and complete their required reviews of any quarterly financial statements, shortly after having an opportunity to review and consider the report of the Independent Examiner. The company is unable at this time to predict what the Independent Examiner's report will conclude or whether these conclusions will require any adjustments to the company's financial statements.

As a result, the company notified the SEC of the impossibility, as a practical matter, of filing its 2002 Form 10-K and one or more Form 10-Qs in a timely manner as required by the SEC Judgment. The company has filed with the court a motion for clarification of the SEC Judgment to make clear that the company and its officers, directors and employees are not now, and will not be in the future, in contempt of the SEC Judgment as a result of the company's inability to file its 2002
Form 10-K and one or more Form 10-Qs with the SEC as required. The company would petition the court if it is not able to file its 2002
Form 10-K and any past due Form 10-Qs within 90 days after the Independent Examiner files his report with the court. The company has undertaken that it will keep the public informed of its financial condition and other material developments by filing the following periodic reports on Form 8-K until such time as the past due 2002
Form 10-K and any past due Form 10-Qs are filed with the SEC:

* Monthly sales reports for the company, along with any accompanying press releases.
* All monthly financial statements that are filed by the company with the bankruptcy court.
* Periodic reports covering any other material developments concerning the company.

The company is unable to predict the effect on it if the SEC were to oppose the relief sought or the court denied the relief requested, in whole or in part.

About The Company
The Spiegel Group (OTC Pink Sheets: SPGLA) is a leading international specialty retailer marketing fashionable apparel and home furnishings to customers through catalogs, 560 specialty retail and outlet stores, and e-commerce sites, including eddiebauer.com, newport-news.com and spiegel.com. The Spiegel Group's businesses include Eddie Bauer, Newport News, Spiegel Catalog and First Consumers National Bank. The Company's Class A Non-Voting Common Stock trades on the over-the-counter market ("Pink Sheets") under the ticker symbol: SPGLA. Investor relations information is available on The Spiegel Group Web site at http://www.thespiegelgroup.com.

Forward Looking Statements
This report contains statements that are forward-looking within the meaning of applicable federal securities laws and are based upon the company's current expectations and assumptions. You should not place undue reliance on those statements because they speak only as of the date of this release. Forward-looking statements include information concerning the company's possible or assumed future financial condition or results of operations. These statements often include words such as "expect," "plan," "believe," "anticipate," "intend," "estimate," or similar expressions. As you read and consider this release, you should understand that these statements are not guarantees of financial condition, performance or results. They involve risks, uncertainties and assumptions. Although the company believes that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect its actual financial results and actual results could differ materially from the forward-looking statements. These factors include, but are not limited to, uncertainty regarding the company's ability to continue as a going concern; uncertainty regarding the company's ability to operate pursuant to the terms of the DIP facility; uncertainty regarding the company's ability to develop and consummate one or more plans of reorganization; risks associated with third parties seeking and obtaining court approval to terminate or shorten the exclusivity period for the company to propose and confirm one or more plans of reorganization, for the appointment of a chapter 11 trustee or to convert the bankruptcy case to a chapter 7 case; the effect on the company's net sales and cash flow of its decision to stop accepting private-label credit cards at its merchant companies; the company's ability to find a third-party service provider to finance and service new private-label credit cards to be issued by the merchant companies and the terms of such arrangement; uncertainty regarding the servicing of the company's existing securitized credit card receivables portfolio upon the sale or liquidation of FCNB; the effects on the company of the Pay-Out Events recently experienced by all of the company's securitization agreements that are backed by the company's credit card receivables; the ultimate effect on the company of the pending investigation by the SEC; the uncertainty relating to the sale or liquidation of the bankcard segment; the ability of the company to maintain trade credit and contracts that are important to its operations; the financial strength and performance of the retail and direct marketing industry; changes in consumer spending patterns; risks associated with collections on the company's credit card portfolio; the success of merchandising, advertising, marketing and promotional campaigns; and various other factors beyond the company's control.

All future written and oral forward-looking statements made by the company or persons acting on the company's behalf are expressly qualified in their entirety by the cautionary statements contained or referred to above.
Except for the company's ongoing obligations to disclose material information as required by the federal securities laws, the company does not have any obligation or intention to release publicly any revisions to any forward-looking statements to reflect events or circumstances in the future or to reflect the occurrence of unanticipated events.